Exhibit 99.1
Polypore Reports First Quarter 2009 Results
CHARLOTTE, NC — May 6, 2009 — Polypore International, Inc. (NYSE: PPO) today reported its financial results for the first quarter ended April 4, 2009.
•	Sales were $108.9 million, a decrease of $36.4 million, or 25%, compared with the prior-year period. Excluding the negative effect of the euro to dollar exchange rate, sales decreased 19%.

•	Adjusted Operating Income was $18.9 million compared with $30.3 million in the prior-year period. A table showing the reconciliation of Adjusted Operating Income to US GAAP amounts is included in this release.

•	Adjusted Net Income and Adjusted EPS were $4.0 million and $0.09 per diluted share, compared with $10.9 million and $0.27 per diluted share in the prior-year period. A table showing the reconciliation of Adjusted Net Income and Adjusted EPS to US GAAP amounts is included in this release.
Robert B. Toth, President and Chief Executive Officer, said, “As anticipated, the difficult economic environment adversely impacted sales in the quarter; however, we remain pleased with our ability to generate both positive income and cash flow. We are taking appropriate actions to address the challenges posed by the current business environment and we are focused on maintaining our solid liquidity position.”
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in Polypore’s senior secured credit facility, is defined and reconciled to net income as noted in the attached table. Adjusted EBITDA was $32.1 million in the first quarter of 2009 compared with $45.4 million in the first quarter of 2008. Adjusted EBITDA for the twelve months ended April 4, 2009 was $162.9 million.

Energy Storage:
In the quarter, sales for the Energy Storage segment were $73.7 million, a decrease of $30.3 million, or 29%, compared with the prior-year period (down 25% net of the effect of the euro to dollar exchange rate). For the first quarter:
•	Sales of lead-acid battery separators declined 30%, driven primarily by the loss of a customer at the end of 2008, a weak economic environment, customers reducing inventory to manage working capital and the negative impact of the euro to dollar exchange rate.

•	Lithium battery separator sales declined 26%, primarily due to the current macroeconomic environment and customers reducing inventory to manage working capital.

•	Segment operating income was $9.2 million and 13% of sales compared with $23.8 million and 23% of sales for the prior-year period. The decline in operating income margin was primarily related to revenue declines offset by cost saving efforts. A table showing the reconciliation of segment operating income to consolidated results is included in this release.
Separations Media
In the quarter, sales for the Separations Media segment were $35.2 million, down $6.1 million, or 15%, compared with the first quarter of 2008 (down 5% net of the effect of the euro to dollar exchange rate). For the first quarter:
•	Growth in healthcare products was offset by the negative impact of the euro to dollar exchange rate resulting in an 8% sales decline.

•	Sales of filtration and specialty products declined 27% primarily due to the current macroeconomic environment and the negative impact of the euro to dollar exchange rate.

•	Segment operating income was $10.0 million and 28% of sales compared with $6.8 million and 17% of sales for the prior-year period. The improvement in operating income margin was primarily associated with the timing and efficiency of production runs, improved yields and decreased energy costs. A table showing the reconciliation of segment operating income to consolidated results is included in this release.

Liquidity
As of the end of the first quarter of 2009, the Company had $183.6 million of liquidity consisting of cash on hand and availability under its revolving credit facility. Additionally, there are no material debt maturities until 2012 and the Company continues to expect to generate positive cash flow in 2009.
Outlook
Toth added, “We experienced an improvement in order patterns beginning in March that has initially carried into the second quarter. While we’re encouraged by this trend, we continue to operate in an uncertain global economy and, therefore, we are not in a position to predict if the improvement marks a broader and sustainable recovery. However, the long-term growth drivers in our business remain intact, and we are well positioned to successfully weather the current economic challenges and capitalize on any future macroeconomic improvement. This is a result of our solid liquidity, cash generating capability and large recurring revenue base.”
Conference Call
Polypore International, Inc. will hold a conference call to discuss the Company’s first quarter financial results and business outlook on Thursday, May 7, 2009 at 9:00 AM Eastern time. A replay of the conference call will be available through May 21, 2009, via telephone at 303-590-3030. Enter code 4048535. The call will also be webcast live and archived for 30 days in the Investor Relations section of the Company’s web site at http://investor.polypore.net/.
In addition, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission with Supplemental Financial Information that is located on the Company’s web site.
Investor Contact: Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.
Non-GAAP Supplemental Information
Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS (earnings per share) are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. Adjusted EBITDA is defined in Polypore’s credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs, costs incurred in connection with the purchase of our 10.50% senior discount notes and refinancing of our credit facilities and other non-cash or non-recurring charges. In addition, Adjusted EBITDA includes the pro forma impact of acquisitions as if the acquisitions occurred on the first day of the period presented. Polypore defines Adjusted Net Income as income from continuing operations excluding certain items. Polypore defines Adjusted EPS as Adjusted Net Income divided by the number of diluted shares of common stock outstanding. For more information regarding the computation of Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS, the reconciliation of Adjusted EBITDA to net income and Adjusted Net Income to income from continuing operations and the reconciliation of Adjusted EPS to earnings per share, please see the attached financial tables.
Polypore presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility. Polypore’s management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections. Adjusted Operating Income, Adjusted Net Income and Adjusted EPS exclude amounts that we do not consider part of our ongoing operating results when assessing performance of the Company. We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.
Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income and Adjusted EPS are not measurements of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, Polypore’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facility; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the adverse impact on our financial condition from past restructuring activities; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; the adverse impact from legal proceedings on our financial condition; natural disasters, epidemics, terrorist acts and other events beyond our control; and economic uncertainty and the current crisis in global credit and financial markets. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Polypore International, Inc.
Condensed Consolidated Statements of Operation
(unaudited)
(in millions, except per share data)

	Three Months Ended
	April 4, 2009	March 29, 2008

Net sales	$108.9	$145.3
Cost of goods sold	65.5	90.4
Business interruption insurance recovery	—	(0.5)

Gross profit	43.4	55.4
Selling, general and administrative expenses	25.2	25.3
Business restructuring	0.6	—

Operating income	17.6	30.1
Other (income) expense:
Interest expense, net	14.1	15.9
Foreign currency and other	(0.5)	(0.1)

	13.6	15.8

Income from continuing operations before income taxes	4.0	14.3
Income taxes	1.0	3.7

Income from continuing operations	3.0	10.6
Income from discontinued operations, net of income taxes	—	2.3

Net income	$3.0	$12.9

Net income per share — basic and diluted:
Continuing operations	$0.07	$0.26
Discontinued operations	—	0.06

Net income	$0.07	$0.32

Weighted average shares outstanding — basic	44,374,684	40,325,019
Weighted average shares outstanding — diluted	44,396,392	40,661,445

Polypore International, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	April 4, 2009	January 3, 2009 (a)
	(unaudited)

Assets:
Cash and equivalents	$96.1	$83.0
Accounts receivable, net	85.0	100.4
Inventories	79.7	70.4
Other	14.5	21.8

Current assets	275.3	275.6

Property, plant and equipment, net	402.4	416.8
Goodwill	601.6	601.6
Intangibles and loan acquisition costs, net	179.2	184.9
Other	19.2	20.0

Total assets	$1,477.7	$1,498.9

Liabilities and equity:
Accounts payable and accrued liabilities	$74.7	$82.6
Current portion of debt and capital lease obligation	5.3	5.3
Fair value of interest rate swap agreements	4.3	5.4

Current liabilities	$84.3	$93.3
Debt and capital lease obligations, less current portion	787.9	798.0
Other	202.2	211.8

Shareholders’ equity	400.1	392.9
Noncontrolling interest	3.2	2.9

Total equity	403.3	395.8

Total liabilities and equity	$1,477.7	$1,498.9

(a) Derived from audited consolidated financial statements.

Polypore International, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended
	April 4, 2009	March 29, 2008

Operating activities:
Net income	$3.0	$12.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13.5	13.8
Deferred income taxes	(1.5)	1.1
Business restructuring	0.6	—
Gain on sale of synthetic paper business	—	(3.8)
Other adjustments impacting net cash provided by operating activities	(0.2)	(0.2)
Changes in operating assets and liabilities	(0.6)	7.6

Net cash provided by operating activities	14.8	31.4
Investing activities:
Purchases of property, plant and equipment	(2.6)	(12.3)
Acquisition of business, net of cash acquired	—	(61.7)
Proceeds from sale of synthetic paper business	—	4.0

Net cash used in investing activities	(2.6)	(70.0)
Financing activities:
Principal payments on debt	(1.3)	(11.1)
Borrowings from revolving credit facility	—	17.0

Net cash provided by (used) in financing activities	(1.3)	5.9
Effect of exchange rate changes on cash and cash equivalents	2.2	1.0

Net increase (decrease) in cash and cash equivalents	13.1	(31.7)
Cash and cash equivalents at beginning of period	83.0	54.9

Cash and cash equivalents at end of the period	$96.1	$23.2

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted EBITDA
(unaudited, in millions)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	April 4, 2009	March 29, 2008	April 4, 2009	March 29, 2008

Net income (loss)	$3.0	$12.9	$(25.1)	$11.3
Add:
Depreciation	8.6	8.6	36.4	32.3
Amortization	4.3	4.6	18.4	17.6
Interest expense, net	14.1	15.9	58.9	73.3
Income taxes	1.0	3.7	4.1	(11.3)

EBITDA	31.0	45.7	92.7	123.2
Foreign currency (gain) loss	(0.7)	—	(2.4)	1.9
Loss on disposal of property, plant, and equipment	0.1	0.1	1.7	0.8
Stock compensation	0.3	0.3	1.3	0.8
Business restructuring	0.6	—	60.4	(0.9)
Costs related to purchase of 10.50% senior discount notes	—	—	—	30.1
Write-off of loan acquisition costs associated with refinancing of senior secured credit facilities	—	—	—	7.2
Income from discontinued operations, net of income taxes	—	(2.3)	—	(2.3)
Pro forma adjustment for Microporous and Yuri-Wide acquisitions	—	1.3	(0.3)	6.9
Costs related to the strike at our Owensboro, KY facility	—	—	6.7	—
Costs related to the FTC complaint	0.7	—	1.9	—
Other non-cash or non-recurring charges	0.1	0.3	0.9	0.6

Adjusted EBITDA	$32.1	$45.4	$162.9	$168.3

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted Net Income and Adjusted EPS
(unaudited)
(in millions, except per share data)

	Three Months Ended
	April 4, 2009	March 29, 2008

Income from continuing operations	$3.0	$10.6
Add:
Inventory purchase accounting adjustment	—	0.2
Business restructuring	0.6	—
Costs related to the FTC complaint	0.7	—
Impact of above items on provision for income taxes	(0.3)	(0.1)
Non-cash tax impact of repatriating funds for acquisition	—	0.2

Adjusted net income	$4.0	$10.9

Income from continuing operations per share — diluted	$0.07	$0.26
Impact of adjustments on income from continuing operations per share — diluted	0.02	0.01

Adjusted earnings per share	$0.09	$0.27

Weighted average diluted shares outstanding — diluted	44,396,392	40,661,445

Polypore International, Inc.
Supplemental Information
Reconciliation of Adjusted Operating Income
(unaudited)
(in millions)

	Three Months Ended
	April 4, 2009	March 29, 2008

Operating income	$17.6	$30.1
Add:
Inventory purchase accounting adjustment	—	0.2
Business restructuring	0.6	—
Costs related to the FTC complaint	0.7	—

Adjusted operating income	$18.9	$30.3

Polypore International, Inc.
Supplemental Information
Reconciliation of Segment Operating Income to Income from Continuing Operations Before Income Taxes
(unaudited, in millions)

	Three Months Ended
	April 4, 2009	March 29, 2008

Operating income:
Energy Storage	$9.2	$23.8
Separations Media	10.0	6.8
Corporate	(0.3)	(0.3)

Total segment operating income	18.9	30.3
Inventory purchase accounting adjustment	—	0.2
Business restructuring	0.6	—
Costs related to the FTC complaint	0.7	—

Total operating income	17.6	30.1
Reconciling items:
Interest expense	14.1	15.9
Foreign currency and other	(0.5)	(0.1)

Income from continuing operations before income taxes	$4.0	$14.3